As filed with the Securities and Exchange Commission on May 22, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOODRICH PETROLEUM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1311	76-0466193
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

801 Louisiana, Suite 700

Houston, Texas 77002

(713) 780-9494

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Walter G. Goodrich

Chief Executive Officer

801 Louisiana, Suite 700

Houston, Texas 77002

(713) 780-9494

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen M. Gill

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

(713) 615-5956 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Warrants	100,000
Common Stock, underlying Warrants	4,884,000		$38,138,193	$4,431.65
Total			$38,138,193	$4,431.65

(1)	Up to 100,000 warrants and up to 4,884,000 shares of common stock issuable upon exercise of the warrants may be sold from time to time pursuant to this registration statement by the selling security holders.
(2)	There is currently no proposed offering price or public market for the 100,000 warrants. In accordance with Rule 457(i), the proposed maximum aggregate offering price has been calculated as the sum of (i) the aggregate purchase price of $15,359,217 paid by the selling security holders for the warrants on March 12, 2015 plus (ii) the maximum amount of $22,778,976 of additional consideration to be received by the registrant in connection with the exercise of the 100,000 warrants. The entire fee is allocated to the common stock underlying the warrants, and no separate fee is recorded for the warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 22, 2015

PROSPECTUS

GOODRICH PETROLEUM CORPORATION

100,000 Warrants

4,884,000 Shares of Common Stock Issuable upon

Exercise of the Warrants

The selling security holders identified in this prospectus or their transferees may offer up to 100,000 warrants and up to 4,884,000 shares of our common stock issuable upon exercise of the warrants from time to time under this prospectus and any prospectus supplement. We will not receive any proceeds from the sale of warrants or shares of common stock by the selling security holders. We have paid the fees and expenses incident to the registration of the warrants and shares of common stock for sale by the selling security holders. Our registration of the warrants and the shares of common stock issuable upon exercise of the warrants covered by this prospectus does not mean that the selling security holders will offer or sell any of the securities. The selling security holders may sell the securities covered by this prospectus in a number of different ways and at varying prices. For information on the possible methods of sale that may be used by the selling security holders, you should refer to the section entitled “Plan of Distribution” beginning on page 14 of this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in our securities involves risk. Please see “Risk Factors” on page 5 for a discussion of certain risks that you should consider in connection with an investment in the securities.

Our common stock is listed on the New York Stock Exchange under the symbol “GDP.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2015.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a shelf registration process. Under this shelf registration process, the selling security holders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. Specific information about the offering may also be included in a prospectus supplement, which may update or change information included in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to “Goodrich Petroleum Corporation,” “Goodrich,” “we,” “us” or “our” are to Goodrich Petroleum Corporation and its consolidated subsidiary.

THE COMPANY

We are an independent oil and natural gas company engaged in the exploration, development and production of oil and natural gas on properties primarily in (i) Southwest Mississippi and Southeast Louisiana, which includes the Tuscaloosa Marine Shale Trend, (ii) South Texas, which includes the Eagle Ford Shale Trend and (iii) Northwest Louisiana and East Texas, which includes the Haynesville Shale.

Our principal executive offices are located at 801 Louisiana, Suite 700, Houston, Texas 77002, and our phone number is (713) 780-9494. Our website is located at http://www.goodrichpetroleum.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

For additional information as to our business, properties, and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-12719) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any documents that are filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address. Please call the SEC at l-800-SEC-0330 for further information. Our filings are also available to the public through the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2014 filed on April 30, 2015);

•	Our Current Reports on Form 8-K filed on March 2, 2015, March 18, 2015, April 22, 2015 and May 11, 2015 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01); and

•	The description of our common stock contained in our registration statement on Form 8-B dated February 3, 1997, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

In addition, we incorporate by reference in this prospectus any future filings made by Goodrich Petroleum Corporation with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Goodrich Petroleum Corporation

Attention: Corporate Secretary

801 Louisiana, Suite 700

Houston, Texas 77002

(713) 780-9494

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus, or filings with the SEC and our public releases contain forward looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements include information concerning future production and reserves, schedules, plans, timing of development, contributions from oil and natural gas properties and marketing and midstream activities, and also include those statements accompanied by or that otherwise include the words “may,” “could,” “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “predicts,” “target,” “goal,” “plans,” “objective,” “potential,” “should,” or similar expressions or variations on such expressions that convey the uncertainty of future events or outcomes. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, including Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and assumptions about future events. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

These forward-looking statements involve risk and uncertainties. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risk and uncertainties:

•	planned capital expenditures;

•	future drilling activity;

•	our financial condition;

•	business strategy including our ability to successfully transition to more liquids-focused operations;

•	the market prices of oil and natural gas;

•	volatility in the commodity-futures market;

•	uncertainties about the estimated quantities of oil and natural gas reserves;

•	financial market conditions and availability of capital;

•	production;

•	hedging arrangements;

•	future cash flows and borrowings;

•	litigation matters;

•	pursuit of potential future acquisition opportunities;

•	sources of funding for exploration and development;

•	general economic conditions, either nationally or in the jurisdictions in which we are doing business;

•	legislative or regulatory changes, including retroactive royalty or production tax regimes, hydraulic-fracturing regulation, drilling and permitting regulations, derivatives reform, changes in state and federal corporate taxes, environmental regulation, environmental risks and liability under federal, state and foreign and local environmental laws and regulations;

•	the creditworthiness of our financial counterparties and operation partners;

•	the securities, capital or credit markets;

•	our ability to repay our debt; and

•	other factors discussed in “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our other public filings, press releases and discussions with our management.

Any of these factors and other factors contained in this prospectus, any prospectus supplement or any documents incorporated by reference could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. Although we believe our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. Our assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. All forward-looking statements speak only as of the date of this prospectus.

We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

The selling security holders will receive all of the net proceeds from the sale of their warrants and common stock underlying the warrants. We will not receive any of the proceeds from the sale of the warrants or common stock underlying the warrants by the selling security holders.

SELLING SECURITY HOLDERS

This prospectus covers the offering for resale from time to time, in one or more offerings, of 100,000 warrants owned by the selling security holders and up to an aggregate of 4,884,000 shares of our common stock, par value $0.20 per share, issuable upon exercise of the warrants. These warrants were obtained by the selling security holders in connection with the issuance and sale by us of 100,000 units, each consisting of $1,000 aggregate principle amount at maturity of our 8.00% senior second lien notes due 2018 and one warrant to purchase 48.84 shares of our common stock pursuant to a Purchase Agreement dated February 26, 2015.

The following table sets forth information relating to the selling security holders as of May 20, 2015, based on information supplied to us by the selling security holders on or prior to that date. We have not sought to verify such information. Information concerning the selling security holders may change over time, including by addition of additional selling security holders and, if necessary, we will supplement this prospectus accordingly. The selling security holders may hold or acquire at any time common stock in addition to that offered by this prospectus and may have acquired additional common stock since the date on which the information reflected herein was provided to us. Additionally, the selling security holders may have sold, transferred or otherwise disposed of some or all of the warrants listed below in exempt transactions since the date on which the information was provided to us and may in the future sell, transfer or otherwise dispose of some or all of their warrants in private placement transactions exempt from, or not subject to, the registration requirements of the Securities Act. We are registering the warrants and shares to permit the selling security holders to offer these warrants and shares of common stock for resale from time to time. Because the selling security holders may sell all, some or no part of their respective warrants or shares of common stock covered by this prospectus, we cannot estimate the number of warrants or shares of common stock that will be held by the selling security holders upon the termination of this offering.

Name of Selling Security Holder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Total Number of Shares of Common Stock Owned Being Registered	Number of Shares of Common Stock Beneficially Owned After the Offering	Percentage of Common Stock Beneficially Owned After the Offering	Number of Warrants Beneficially Owned Prior to the Offering(2)	Total Number of Warrants Owned Being Registered	Number of Warrants Beneficially Owned After the Offering	Percentage of Warrants Beneficially Owned After the Offering
Franklin Advisers, Inc. (3)	4,884,000	4,884,000	0	—%	100,000	100,000	100,000	—%

(1)	The number of shares of common stock shown in the table above assumes conversion of the warrants, and includes common stock that would be held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)	The number of warrants shown in the table above includes warrants held in beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(3)	Franklin Advisers, Inc. (“FAV”), an indirect wholly owned subsidiary of Franklin Resources, Inc. (“FRI”), is the beneficial owner of these shares for purposes of Rule 13d-3 under the Exchange Act in its capacity as the investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and other accounts. When an investment management contract (including a sub-advisory agreement) delegates to FAV investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FAV as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FAV reports for purposes of section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted.

Eric Takaha is a natural person who serves as Senior Vice President of FAV and who makes voting and investment decisions with respect to the shares deemed beneficially owned by FAV, other than with respect to Franklin Income Fund, which voting and investment decisions are made by Edward Perks, a natural person who serves as Executive Vice President of FAV. FAV’s address is One Franklin Parkway, San Mateo, California 94403.

FAV is not a broker-dealer. Franklin/Templeton Distributors, Inc., Franklin Templeton Financial Services Corp. and Templeton/Franklin Investment Services, Inc. are registered broker-dealers that, together with FAV, are subsidiaries of FRI, but they do not beneficially own any of our shares.

The selling security holders will be responsible for their own legal fees and expenses and for any underwriting fees, discounts and commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses.

Each time a selling security holder sells any securities offered by this prospectus, the selling security holder is required to provide you with this prospectus and, to the extent required, a related prospectus supplement containing specific information about such selling security holder and the terms of the securities being offered in the manner required by the Securities Act. Any prospectus supplement will, to the extent required, set forth the following information with respect to the selling security holder:

•	the name of the selling security holder;

•	the nature of any position, office or other material relationship that the selling security holder has had within the last three years with us, our predecessors or any of our affiliates;

•	the amount of warrants and common stock owned by the selling security holder prior to the offering;

•	the amount of warrants and common stock to be offered for the selling security holder’s account; and

•	the amount and (if one percent or more) the percentage of warrants and common stock to be beneficially owned by the selling security holder after the completion of the offering.

No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time a selling security holder offers or sells common stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

The selling security holders, as affiliates of ours, may be deemed to be an “underwriter” within the meaning of the Securities Act, and, as a result, may be deemed to be offering securities, indirectly, on our behalf.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of material terms of our common stock, preferred stock, certificate of incorporation and bylaws. This summary is qualified by reference to our certificate of incorporation, bylaws and the designation of our preferred stock, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

As of May 19, 2015, our authorized capital stock was 110,000,000 shares. Those shares consisted of (a) 10,000,000 shares of preferred stock, $1.00 par value, 2,249,893 of which were outstanding; and (b) 100,000,000 shares of common stock, $0.20 par value, of which 57,171,946 shares were issued and outstanding. In addition, as of May 19, 2015, (a) 3,587,679 shares of common stock were reserved for issuance pursuant to the conversion of our Series B convertible preferred stock, (b) 14,834,795 shares of common stock were reserved for issuance pursuant to our Series C Cumulative Preferred Stock, (c) 11,960,000 shares of common stock were reserved for issuance pursuant to our Series D Cumulative Preferred Stock, (d) 6,506 shares of common stock were reserved for issuance pursuant to the conversion of our 3.25% convertible senior notes due 2026, (e) 193,087 shares of common stock were reserved for issuance pursuant to the conversion of our 5.00% convertible senior notes due 2029, (f) 4,796,878 shares of common stock were reserved for issuance pursuant to the conversion of our 5.00% convertible senior notes due 2032, (g) 4,884,000 shares of common stock were reserved for issuance pursuant to our warrants to purchase common stock, (h) 93,334 shares of common stock were reserved for issuance pursuant to our stock option plans at a weighted average exercise price of $26.23 per share had been issued, and (i) 1,789,310 shares of restricted stock awards had not yet vested.

Common Stock

Subject to any special voting rights of any series of preferred stock that we may issue in the future, each share held of record of common stock has one vote on all matters voted on by our stockholders, including the election of our directors. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock.

No share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of common stock will be entitled to dividends in the amounts and at the times declared by our board of directors in its discretion out of funds legally available for the payment of dividends.

Holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor, subject to any dividend preferences of any outstanding shares of preferred stock. Holders of common stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. All outstanding shares of common stock are fully paid and non-assessable. Our common stock is traded on the New York Stock Exchange under the symbol “GDP.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

As of the date of this prospectus, we have 7,740,400 shares of authorized but unissued preferred stock that are undesignated.

At the direction of our board of directors, we may issue shares of preferred stock from time to time. Our board of directors may, without any action by holders of our common stock:

•	adopt resolutions to issue preferred stock in one or more classes or series;

•	fix the number of shares constituting any class or series of preferred stock; and

•	establish the rights of the holders of any class or series of preferred stock.

The rights of any class or series of preferred stock may include, among others:

•	general or special voting rights;

•	preferential liquidation or preemptive rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion or exchange rights.

We may issue shares of, or rights to purchase, preferred stock, the terms of which might:

•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.

Any of these actions could discourage a transaction that some or a majority of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over its then market price.

Series B Convertible Preferred Stock

As of the date of this prospectus, we had 2,249,893 shares issued and outstanding of our Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”). The Liquidation Preference is $50 per share of Series B Preferred Stock, plus accumulated and unpaid dividends. Dividends are payable quarterly in arrears beginning March 15, 2006. If we fail to pay dividends on our Series B Preferred Stock on any six dividend payment dates, whether or not consecutive, the dividend rate per annum will be increased by 1.0% until we have paid all dividends on our Series B Preferred Stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full.

Each share is convertible at the option of the holder into our common stock at any time at an initial conversion rate of 1.5946 shares of common stock per share, which is equivalent to an initial conversion price of approximately $31.36 per share of common stock. Upon conversion of the Series B Preferred Stock, we may choose to deliver the conversion value to holders in cash, shares of common stock, or a combination of cash and shares of common stock.

If a fundamental change occurs, holders may require us in specified circumstances to repurchase all or part of the Series B Convertible Preferred Stock. In addition, upon the occurrence of a fundamental change or specified corporate events, we will under certain circumstances increase the conversion rate by a number of additional shares of common stock. A “fundamental change” will be deemed to have occurred if any of the following occurs:

•

We consolidate or merge with or into any person or convey, transfer, sell or otherwise dispose of or lease all or substantially all of our assets to any person, or any person consolidates with or merges into us or with us, in any such event pursuant to a transaction in which our outstanding voting shares are changed into or exchanged for cash, securities, or other property; or

•	We are liquidated or dissolved or adopt a plan of liquidation or dissolution.

A “fundamental change” will not be deemed to have occurred if at least 90% of the consideration in the case of a merger or consolidation under the first clause above consists of common stock traded on a U.S. national securities exchange and the Series B Preferred Stock becomes convertible solely into such common stock.

As of December 21, 2010, we have the option to cause the Series B Preferred Stock to be automatically converted into the number of shares of common stock that are issuable at the then-prevailing conversion rate, pursuant to the Company Conversion Option. We may exercise our conversion right only if, for 20 trading days within any period of 30 consecutive trading days ending on the trading day before the announcement of our exercise of the option, the closing price of the common stock equals or exceeds 130% of the then-prevailing conversion price of the Series B Preferred Stock. The Series B Preferred Stock is non-redeemable by us. There have been no redemptions or conversions in any periods.

Series C Preferred Stock

As of the date of this prospectus, we had 4,400,000 depositary shares issued and outstanding each representing a 1/1000th ownership interest in a share of our Series C Cumulative Preferred Stock (the “Series C Preferred Stock”). The Liquidation Preference is $25,000 per share ($25 per depositary share) of Series C Preferred Stock, plus accumulated and unpaid dividends.

The Series C Preferred Stock ranks senior to our common stock and on parity with our Series B Preferred Stock and our Series D Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up. The Series C Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into our common stock in connection with certain changes of control.

At any time on or after April 10, 2018, we may, at our option, redeem the Series C Preferred Stock, in whole at any time or in part from time to time, for cash at a redemption price of $25,000 per preferred share, plus all accumulated and unpaid dividends to, but not including, the date of redemption. We may redeem the Series C Preferred Stock following certain changes of control, if we do not exercise this option, then the holders of the Series C Preferred Stock have the option to convert the shares of preferred stock into up to 3,371.54 shares of our common stock per share of Series C Preferred Stock, subject to certain adjustments. If we exercise any of our redemption rights relating to shares of Series C Preferred Stock, the holders of Series C Preferred Stock will not have the conversion right described above with respect to the shares of Series C Preferred Stock called for redemption.

Holders of the Series C Preferred Stock have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other limited circumstances or as required by law.

Series D Preferred Stock

As of the date of this prospectus, we had 5,200,000 depositary shares issued and outstanding each representing a 1/1000th ownership interest in a share of our Series D Cumulative Preferred Stock (the “Series D Preferred Stock”). The Liquidation Preference is $25,000 per share ($25 per depositary share) of Series D Preferred Stock, plus accumulated and unpaid dividends.

The Series D Preferred Stock ranks senior to our common stock and on parity with our Series B Preferred Stock and our Series C Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up. The Series D Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into our common stock in connection with certain changes of control.

At any time on or after August 19, 2018, we may, at our option, redeem the Series D Preferred Stock, in whole at any time or in part from time to time, for cash at a redemption price of $25,000 per preferred share, plus all accumulated and unpaid dividends to, but not including, the date of redemption. We may redeem the Series D Preferred Stock following certain changes of control, if we do not exercise this option, then the holders of the Series D Preferred Stock have the option to convert the shares of preferred stock into up to 2,297.79 shares of our common stock per share of Series D Preferred Stock, subject to certain adjustments. If we exercise any of our redemption rights relating to shares of Series D Preferred Stock, the holders of Series D Preferred Stock will not have the conversion right described above with respect to the shares of Series D Preferred Stock called for redemption.

Holders of the Series D Preferred Stock have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other limited circumstances or as required by law.

Anti-Takeover Provisions of our Certificate of Incorporation and Bylaws

The provisions of our certificate of incorporation and bylaws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Written Consent of Stockholders and Stockholder Meetings. Any action by our stockholders must be taken at an annual or special meeting of stockholders. Special meetings of the stockholders may be called at any time by the Chairman of the Board (if any), the Vice Chairman, the President or by a majority of the board of directors.

Advance Notice Procedure for Stockholder Proposals. Our bylaws establish an advance notice procedure for the nomination of candidates for election as directors, as well as for stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director must be delivered to or mailed and received at our principal executive offices as follows:

•	with respect to an election to be held at the annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders;

•	with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed to stockholders or public disclosure of the date of the meeting was made, whichever first occurs, and must contain specified information concerning the person to be nominated.

Notice of stockholders’ intent to raise business at an annual meeting must be delivered to or mailed and received at our principal executive offices not less than 90 days prior to the anniversary date of the preceding annual meeting of stockholders. These procedures may operate to limit the ability of stockholders to bring business before a stockholders’ meeting, including with respect to the nomination of directors or considering any transaction that could result in a change in control.

Classified Board; Removal of Director. Our bylaws provide that the members of our board of directors are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of stockholders, approximately one-third of the members of the board of directors are elected for a three-year term and the other directors remain in office until their three-year terms expire. Furthermore, our bylaws provide that neither any director nor the board of directors may be removed without cause, and that any removal for cause would require the affirmative vote of the holders of at least a majority of the voting power of the outstanding capital stock entitled to vote for the election of directors. Thus, control of the board of directors cannot be changed in one year without removing the directors for cause as described above; rather, at least two annual meetings must be held before a majority of the members of the board of directors could be changed.

Limitation of Liability of Directors

Our certificate of incorporation limits, to the fullest extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The effect of this provision is to eliminate our rights and those of our stockholders, through stockholders’ derivative suits on behalf of the Company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. Exculpation does not apply if the director acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. Our bylaws provide that we may indemnify our directors, officers, employees and agents to the fullest extent permitted by Delaware law.

DESCRIPTION OF WARRANTS

On March 12, 2015, we issued and sold 100,000 units, each consisting of $1,000 aggregate principal amount at maturity of our 8.00% Second Lien Senior Secured Notes due 2018 and one warrant to purchase 48.84 shares of our common stock par value $0.20 per share. The warrants were issued pursuant to a Warrant Agreement, dated March 12, 2015, between us and American Stock Transfer & Trust Company LLC.

Under the terms of the Warrant Agreement, the second lien notes and the warrants will not be separately transferable until the earliest of (i) 365 days after the date on which the warrants were originally issued, (ii) the date on which this registration statement is declared effective, (iii) the date on which a registration statement with respect to a registered exchange offer for the second lien notes is declared effective and (iv) in the event of the occurrence of a change of control (as defined in the Indenture, dated March 12, 2015, between us, Goodrich Petroleum Company, L.L.C. and U.S. Bank National Association, as Trustee and Collateral Agent), the date on which requisite notice of such change of control is mailed to the holders of second lien notes. At such time, the warrants will become exercisable upon payment of the exercise price of $4.664 or convertible on a cashless basis as set forth in the Warrant Agreement. Any warrants not exercised in ten years will expire.

Also on March 12, 2015, we entered into a Warrant Registration Rights Agreement with Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts, that provides holders of the warrants certain rights relating to registration of the warrants under the Securities Act. Pursuant to the Warrant Registration Rights Agreement, we are obligated to file a shelf registration statement with the SEC within 90 days of March 12, 2015, relating to re-sales of the warrants. We will use our reasonable best efforts to cause the registration statement to be declared effective by the SEC by March 12, 2016.

PLAN OF DISTRIBUTION

We are registering an aggregate of 100,000 warrants and 4,884,000 shares of common stock issuable upon exercise of the warrants. The warrants were issued pursuant to a Warrant Agreement, dated as of March 12, 2015, between us and American Stock Transfer & Trust Company, LLC (the “Warrant Agreement”).

A “Warrant Holder,” as used in this prospectus, may include persons who receive warrants or shares of common stock after the date of this prospectus. We will bear all costs, expenses and fees in connection with the registration of the warrants and shares of common stock underlying the warrants offered in this prospectus. The selling security holders will bear any brokerage commissions and similar selling expenses that may result from their resale of the warrants or shares of common stock offered in this prospectus.

A Warrant Holder may exercise all or any portion of a warrant on the earliest of (i) 365 days after the date on which the warrants were originally issued, (ii) the date on which this registration statement is declared effective, (iii) the date on which a registration statement with respect to a registered exchange offer for the second lien notes is declared effective and (iv) in the event of the occurrence of a change of control (as defined in the Indenture, dated March 12, 2015, between us, Goodrich Petroleum Company, L.L.C. and U.S. Bank National Association, as Trustee and Collateral Agent), the date on which requisite notice of such change of control is mailed to the holders of second lien notes.

At such time, the warrants will become exercisable upon payment of the exercise price of $4.664 or convertible on a cashless basis as set forth in the Warrant Agreement. Any warrants not exercised in ten years will expire. Upon proper exercise of a warrant, our warrant agent will issue the shares of common stock underlying the exercised warrant in the name of the person as directed by the Warrant Holder. Once issued to a Warrant Holder upon proper exercise of a warrant, the shares of common stock registered in this registration statement of which this prospectus forms a part will be freely tradeable in the hands of persons other than our affiliates.

The securities may be sold from time to time by the selling security holders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

The selling security holders may offer and sell the securities covered by this prospectus in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	through the writing of options;

•	through agents on a best-efforts basis;

•	through other types of transactions; or

•	otherwise through a combination of any of the above methods of sale.

In addition, the selling security holders may enter into option, share lending or other types of transactions that require the selling security holders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. The selling security holders may also enter into hedging transactions with respect their securities. For example, the selling security holders may:

•	enter into transactions involving short sales of securities by underwriters, brokers or dealers;

•	sell securities short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require the selling security holders to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the securities.

Any selling security holder will act independently of us in making decisions with respect to the timing, manner and size of each sale of securities covered by this prospectus.

The selling security holders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by the selling security holders or borrowed from the selling security holders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling security holders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling security holders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in the securities of such selling security holders, as applicable, or in connection with a concurrent offering of other securities.

Securities may also be exchanged for satisfaction of the selling security holders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling security holders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by the selling security holders or through agents designated the selling security holders from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by the selling security holders to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by the selling security holders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by the selling security holders. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, the selling security holders must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by the selling security holders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or the selling security holders, as applicable, or affiliates of ours and/or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or the selling security holders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling security holders for certain expenses.

Any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by the selling security holders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

To comply with the securities laws of some states, if applicable, the securities may be sold in jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Our legal counsel, Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters in connection with certain of the offered securities. Vinson & Elkins L.L.P. has in the past represented the lenders under our credit facilities. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of Goodrich Petroleum Corporation appearing in Goodrich Petroleum Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of Goodrich Petroleum Corporation’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Estimates of the oil and gas reserves of Goodrich Petroleum Corporation and related future net cash flows and the present values thereof incorporated by reference in this prospectus were based upon reserve reports prepared by Netherland, Sewell & Associates, Inc. as of December 31, 2014, 2013 and 2012, and Ryder Scott Company as of December 31, 2014 and 2013. We have incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates. The selling security holders will not bear any portion of such expenses.

Securities and Exchange Commission registration fee		$4,431.65
Legal fees and expenses		*
Accounting fees and expenses		*
Printing expenses		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Goodrich Petroleum Corporation

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. Goodrich Petroleum Corporation expects to maintain policies insuring its and its subsidiaries’ officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Article Eighth of the Certificate of Incorporation of Goodrich Petroleum Corporation eliminates the personal liability of each director of Goodrich Petroleum Corporation to Goodrich Petroleum Corporation and its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision does not eliminate or limit the liability of a director (i) for any breach of such director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8, Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (iv) for any transactions from which such director derived an improper personal benefit.

The Bylaws of Goodrich Petroleum Corporation provide that Goodrich Petroleum Corporation will indemnify and hold harmless, to the fullest extent permitted by the DGCL in effect as of the date of the adoption of the Bylaws and to such greater extent as applicable law may thereafter permit, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee, agent or fiduciary of Goodrich Petroleum Corporation or any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise which the person is or was serving at the request of Goodrich Petroleum Corporation (“corporate status”) against any and all losses, liabilities, costs, claims, damages and expenses actually and reasonably incurred by him or on his behalf by reason of his corporate status.

The Bylaws further provide that Goodrich Petroleum Corporation will pay the expenses reasonably incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses will be made only upon receipt of (i) a written undertaking executed by or on behalf of the person to be indemnified to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified by Goodrich Petroleum Corporation and (ii) satisfactory evidence as to the amount of such expenses.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description

2.1		Purchase Agreement by and between Goodrich Petroleum Company, L.L.C. and Memorial Resource Development, L.L.C., dated September 18, 2012 (incorporated by reference to exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on October 4, 2012).

3.1	—	Certificate of Amendment of Restated Certificate of Incorporation of Goodrich Acquisition II, Inc., dated January 31, 1997 (incorporated by reference to Exhibit 3.1 B of the Company’s Third Amended Registration Statement on Form S-1 (Registration No. 333-47078) filed on December 8, 2000).

3.2	—	Certificate of Amendment of Restated Certificate of Incorporation of Goodrich Petroleum Corporation, dated March 12, 1998 (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K (File No. 001-12719) for the year ended December 31, 1997).

3.3	—	Certificate of Amendment of Restated Certificate of Incorporation of Goodrich Petroleum Corporation, dated May 9, 2002 (incorporated by reference to Exhibit 3.4 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on December 3, 2007).

3.4	—	Certificate of Amendment of Restated Certificate of Incorporation of Goodrich Petroleum Corporation, dated May 30, 2007 (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q (File No. 001-12719) filed on August 9, 2007).

3.5	—	Bylaws of the Company, as amended and restated (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-12719) filed on February 19, 2008).

3.6	—	Certificate of Designation of 5.375% Series B Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 1.1 of the Company’s Form 8-K (File No. 001-12719) filed on December 22, 2005).

3.7	—	Certificate of Designation with respect to the 10.00% Series C Cumulative Preferred Stock (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on April 10, 2013).

Exhibit Number	Description

3.8	—	Certificate of Designation with respect to the 9.75% Series D Cumulative Preferred Stock (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on August 19, 2013)

4.1	—	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-8 (File No. 33-01077) filed on February 20, 1996.

4.2	—	Deposit Agreement, dated as of April 10, 2013, by and among Goodrich Petroleum Corporation, American Stock Transfer & Trust Company, as Depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on April 10, 2013).

4.3	—	Form of Depositary Receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1) (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on April 10, 2013).

4.4	—	Form of Certificate representing the 10.00% Series C Cumulative Preferred Stock (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on April 10, 2013).

4.5	—	Deposit Agreement, dated as of August 19, 2013 by and among Goodrich Petroleum Corporation, American Stock Transfer & Trust Company, as Depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on August 19, 2013).

4.6	—	Form of Depositary Receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.8) (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on August 19, 2013).

4.7	—	Form of Certificate representing the 9.75% Series D Cumulative Preferred Stock (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on August 19, 2013).

4.8	—	Indenture (including Form of Note), related to our 3.25% Convertible Senior Notes due 2026, dated December 6, 2006, between Goodrich Petroleum Corporation and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.12 of the Company’s Annual Report on Form 10-K (File No. 001-12719) for the year ended December 31, 2006).

4.9	—	Indenture, related to our 5.00% Convertible Senior Notes due 2029, dated as of September 28, 2009, between Goodrich Petroleum Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on September 30, 2009).

4.10	—	First Supplemental Indenture, related to our 5.00% Convertible Senior Notes due 2029, dated as of September 28, 2009, between Goodrich Petroleum Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on September 30, 2009).

4.11	—	Form of 5.00% Convertible Senior Note due 2029 (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on September 30, 2009).

Exhibit Number	Description

4.12	—	Indenture (including the Form of Note), related to our 8.875% Senior Notes due 2019, dated as of March 2, 2011 among the Company, the Guarantor and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on March 8, 2011).

4.13	—	First Supplemental Indenture, related to our 3.25% Convertible Senior Notes due 2026, dated as of April 1, 2011 among Goodrich Petroleum Corporation and Goodrich Petroleum Company, L.L.C. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.10 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012).

4.14	—	Second Supplemental Indenture, related to our 5.00% Convertible Senior Notes due 2029, dated as of April 1, 2011 among Goodrich Petroleum Corporation and Goodrich Petroleum Company, L.L.C. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.11 of the Company’s Annual Report on Form 10-K (File No. 001-12719) for the year ended December 31, 2012).

4.15	—	Third Supplemental Indenture (including Form of Note), related to our 5.00% Convertible Senior Notes due 2032, dated as of August 26, 2013, between Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on August 27, 2013).

4.16	—	Purchase Agreement, dated as of February 26, 2015, by and among Goodrich Petroleum Corporation and Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts listed thereto (incorporated by reference to Exhibit 4.16 of the Company’s Annual Report on Form 10-K (File No. 001-12719) for the year ended December 31, 2014).

4.17	—	Indenture (including the Form of Note), dated March 12, 2015, between Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and U.S. Bank National Association, as Trustee and Collateral Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on March 18, 2015).

4.18	—	Warrant Agreement, dated March 12, 2015, between Goodrich Petroleum Corporation and American Stock Transfer & Trust Company LLC (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on March 18, 2015).

4.19	—	Registration Rights Agreement, dated March 12, 2015, by and among Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on March 18, 2015).

4.20	—	Warrant Registration Rights Agreement, dated March 12, 2015, by and among Goodrich Petroleum Corporation and Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on March 18, 2015).

4.21	—	Form of Senior Indenture (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-3 (File No. 333-186129) filed on January 22, 2013).

4.22	—	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-3 (File No. 333-186129) filed on January 22, 2013).

5.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

Exhibit Number	Description

23.1*	—	Consent of Ernst & Young LLP.

23.2*	—	Consent of Netherland, Sewell & Associates, Inc.

23.3*	—	Consent of Ryder Scott Company

23.4*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	—	Powers of Attorney (included on signature page).

*	Filed herewith

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 22, 2015.

GOODRICH PETROLEUM CORPORATION

By:	/s/ Walter G. Goodrich
Walter G. Goodrich
Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Walter G. Goodrich and Jan L. Schott, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 22, 2015.

Name	Title
/s/ WALTER G. GOODRICH Walter G. Goodrich	Vice Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ JAN L. SCHOTT Jan L. Schott	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ ROBERT C. TURNHAM, JR. Robert C. Turnham, Jr.	President, Chief Operating Officer and Director

/s/ Robert T. Barker Robert T. Barker	Vice President, Controller and Principal Accounting Officer

/s/ JOSIAH T. AUSTIN Josiah T. Austin	Director

/s/ PETER D. GOODSON Peter D. Goodson	Director

/s/ MICHAEL J. PERDUE Michael J. Perdue	Director

Name	Title
/s/ ARTHUR A. SEELIGSON Arthur A. Seeligson	Director

/s/ STEPHEN M. STRATY Stephen M. Straty	Director

/s/ GENE WASHINGTON Gene Washington	Director

INDEX TO EXHIBITS

Exhibit Number	Description

2.1		Purchase Agreement by and between Goodrich Petroleum Company, L.L.C. and Memorial Resource Development, L.L.C., dated September 18, 2012 (incorporated by reference to exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on October 4, 2012).

3.1	—	Certificate of Amendment of Restated Certificate of Incorporation of Goodrich Acquisition II, Inc., dated January 31, 1997 (incorporated by reference to Exhibit 3.1 B of the Company’s Third Amended Registration Statement on Form S-1 (Registration No. 333-47078) filed on December 8, 2000).

3.2	—	Certificate of Amendment of Restated Certificate of Incorporation of Goodrich Petroleum Corporation, dated March 12, 1998 (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K
(File No. 001-12719) for the year ended December 31, 1997).

3.3	—	Certificate of Amendment of Restated Certificate of Incorporation of Goodrich Petroleum Corporation, dated May 9, 2002 (incorporated by reference to Exhibit 3.4 of the Company’s Current Report on Form 8-K
(File No. 001-12719) filed on December 3, 2007).

3.4	—	Certificate of Amendment of Restated Certificate of Incorporation of Goodrich Petroleum Corporation, dated May 30, 2007 (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q
(File No. 001-12719) filed on August 9, 2007).

3.5	—	Bylaws of the Company, as amended and restated (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-12719) filed on February 19, 2008).

3.6	—	Certificate of Designation of 5.375% Series B Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 1.1 of the Company’s Form 8-K (File No. 001-12719) filed on December 22, 2005).

3.7	—	Certificate of Designation with respect to the 10.00% Series C Cumulative Preferred Stock (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on April 10, 2013).

3.8	—	Certificate of Designation with respect to the 9.75% Series D Cumulative Preferred Stock (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on August 19, 2013)

4.1	—	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-8 (File No. 33-01077) filed on February 20, 1996).

4.2	—	Deposit Agreement, dated as of April 10, 2013, by and among Goodrich Petroleum Corporation, American Stock Transfer & Trust Company, as Depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K
(File No. 001-12719) filed on April 10, 2013).

4.3	—	Form of Depositary Receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1) (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on April 10, 2013).

4.4	—	Form of Certificate representing the 10.00% Series C Cumulative Preferred Stock (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on April 10, 2013).

Exhibit Number	Description

4.5	—	Deposit Agreement, dated as of August 19, 2013 by and among Goodrich Petroleum Corporation, American Stock Transfer & Trust Company, as Depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K
(File No. 001-12719) filed on August 19, 2013).

4.6	—	Form of Depositary Receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.8) (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on August 19, 2013).

4.7	—	Form of Certificate representing the 9.75% Series D Cumulative Preferred Stock (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on August 19, 2013).

4.8	—	Indenture (including Form of Note), related to our 3.25% Convertible Senior Notes due 2026, dated December 6, 2006, between Goodrich Petroleum Corporation and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.12 of the Company’s Annual Report on Form 10-K (File No. 001-12719) for the year ended December 31, 2006).

4.9	—	Indenture, related to our 5.00% Convertible Senior Notes due 2029, dated as of September 28, 2009, between Goodrich Petroleum Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on September 30, 2009).

4.10	—	First Supplemental Indenture, related to our 5.00% Convertible Senior Notes due 2029, dated as of September 28, 2009, between Goodrich Petroleum Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on September 30, 2009).

4.11	—	Form of 5.00% Convertible Senior Note due 2029 (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on September 30, 2009).

4.12	—	Indenture (including the Form of Note), related to our 8.875% Senior Notes due 2019, dated as of March 2, 2011 among the Company, the Guarantor and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on March 8, 2011).

4.13	—	First Supplemental Indenture, related to our 3.25% Convertible Senior Notes due 2026, dated as of April 1, 2011 among Goodrich Petroleum Corporation and Goodrich Petroleum Company, L.L.C. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.10 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012).

4.14	—	Second Supplemental Indenture, related to our 5.00% Convertible Senior Notes due 2029, dated as of April 1, 2011 among Goodrich Petroleum Corporation and Goodrich Petroleum Company, L.L.C. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.11 of the Company’s Annual Report on Form 10-K (File No. 001-12719) for the year ended December 31, 2012).

4.15	—	Third Supplemental Indenture (including Form of Note), related to our 5.00% Convertible Senior Notes due 2032, dated as of August 26, 2013, between Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on August 27, 2013).

Exhibit Number	Description

4.16	—	Purchase Agreement, dated as of February 26, 2015, by and among Goodrich Petroleum Corporation and Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts listed thereto (incorporated by reference to Exhibit 4.16 of the Company’s Annual Report on Form 10-K (File No. 001-12719) for the year ended December 31, 2014).

4.17	—	Indenture (including the Form of Note), dated March 12, 2015, between Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and U.S. Bank National Association, as Trustee and Collateral Agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on March 18, 2015).

4.18	—	Warrant Agreement, dated March 12, 2015, between Goodrich Petroleum Corporation and American Stock Transfer & Trust Company LLC (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on March 18, 2015).

4.19	—	Registration Rights Agreement, dated March 12, 2015, by and among Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K
(File No. 001-12719) filed on March 18, 2015).

4.20	—	Warrant Registration Rights Agreement, dated March 12, 2015, by and among Goodrich Petroleum Corporation and Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on March 18, 2015).

4.21	—	Form of Senior Indenture (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-3 (File No. 333-186129) filed on January 22, 2013).

4.22	—	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-3 (File No. 333-186129) filed on January 22, 2013).

5.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	—	Consent of Ernst & Young LLP.

23.2*	—	Consent of Netherland, Sewell & Associates, Inc.

23.3*	—	Consent of Ryder Scott Company.

23.4*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	—	Powers of Attorney (included on signature page).

*	Filed herewith